EXHIBIT 99.1

Arbutus to Participate at the 2018 B. Riley FBR Healthcare Conference

WARMINSTER, Pa., Aug. 28, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that Dr. Michael Sofia, Arbutus’ Chief Scientific Officer, will participate in the Hepatitis B Functional Cure Panel at the B. Riley FBR Healthcare Conference on Tuesday, September 4, 2018 at 9:50 am – 10:50 am ET in New York.

About Arbutus
Arbutus Biopharma Corporation is a publicly-traded (Nasdaq: ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care and contribute to a curative combination regimen. For more information, visit www.arbutusbio.com.

Contact Information

Investors

Mark Murray
President and CEO
Phone: 604-419-3200
Email: ir@arbutusbio.com

Pam Murphy
Investor Relations Consultant
Phone: 604-419-3200
Email: ir@arbutusbio.com